Exhibit 99.4

MARINEMAX, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

As of June 30, 2022

(Amounts in thousands, except share data)

	MarineMax Historical	IGY Marinas Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$281,351	$29,584	$(120,439)	A	$190,496
Accounts receivable, net	61,863	6,069	(1,466)	A	66,466
Inventories, net	374,217	1,069	(180)	A	375,106
Prepaid expenses and other current assets	18,566	2,717	1,104	A	22,387

Total current assets	735,997	39,439	(120,981)		654,455
Property and equipment, net	226,647	147,741	126,444	D	500,832
Operating lease right-of-use assets, net	100,127	—	43,969	E	144,096
Goodwill and other intangible assets, net	248,194	19,699	275,307	G	543,200
Other long-term assets	9,104	11,975	(4,525)	A	16,554

Total assets	$1,320,069	$218,854	$320,214		$1,859,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,533	$3,415	$(1,364)	A	$58,584
Contract liabilities (customer deposits)	138,375	8,467	1,024	A	147,866
Accrued expenses	97,088	8,497	10,096	A, I, J	115,681
Short-term borrowings	107,222	—	—		107,222
Current maturities on long-term debt	3,028	15,573	14,427	A	33,028
Current operating lease liabilities	10,323	—	1,845	E	12,168

Total current liabilities	412,569	35,952	26,028		474,549
Long-term debt, net of current maturities	45,834	66,617	300,238	A	412,689
Noncurrent operating lease liabilities	92,774	14,910	13,498	E	121,182
Deferred tax liabilities, net	17,805	13,180	23,826	F	54,811
Other long-term liabilities	8,347	4,439	48,725	A, B	61,511

Total liabilities	577,329	135,098	412,315		1,124,742
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued or outstanding as of June 30, 2022	—	—	—		—
Common stock, $.001 par value, 40,000,000 shares authorized, 28,798,700 shares issued and 21,531,679 shares outstanding as of June 30, 2022	29	—	—		29
Members’ equity	—	80,010	(80,010)	A	—
Additional paid-in capital	300,411	—	—		300,411
Accumulated other comprehensive income (loss)	(1,351)	(1,222)	1,222	A	(1,351)
Retained earnings	592,307	—	(10,856)	I, J	581,451
Treasury stock, at cost, 7,267,021 shares held as of June 30, 2022	(148,656)	—	—		(148,656)

Total shareholders’ equity attributable to MarineMax, Inc.	742,740	78,788	(89,644)		731,884
Equity attributable to noncontrolling interest	—	4,968	(2,457)	C	2,511
Total shareholders’ equity	742,740	83,756	(92,101)		734,395

Total liabilities and shareholders’ equity	$1,320,069	$218,854	$320,214		$1,859,137

MARINEMAX, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Nine Months Ended June 30, 2022

(Amounts in thousands, except share and per share data)

	MarineMax Historical	IGY Marinas Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$1,771,334	$78,283	$—		$1,849,617
Cost of sales	1,162,347	25,744	—		1,188,091

Gross profit	608,987	52,539	—		661,526
Selling, general, and administrative expenses	394,702	48,795	14,565	D, G, I, J, K	458,062

Income (loss) from operations	214,285	3,744	(14,565)		203,464
Other expense (income):
Interest expense, net	2,299	4,183	12,423	H	18,905
Other non-operating income	—	—	—		—

Income (loss) before income tax provision	211,986	(439)	(26,988)		184,559
Income tax provision	52,357	787	(6,612)	L	46,532

Net income (loss) from continuing operations	159,629	(1,226)	(20,376)		138,027
Net income attributable to the noncontrolling interest	—	51	—		51

Net income (loss) attributable to MarineMax, Inc.	$159,629	$(1,277)	$(20,376)		$137,976

Basic net income per common share	$7.34				$6.34

Diluted net income per common share	$7.11				$6.14

Weighted average number of common shares used in computing net income per common share:
Basic	21,761,811				21,761,811

Diluted	22,455,828				22,455,828

MARINEMAX, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2021

(Amounts in thousands, except share and per share data)

	MarineMax Historical	IGY Marinas Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$2,063,257	$74,052	$—		$2,137,309
Cost of sales	1,403,824	23,285	—		1,427,109

Gross profit	659,433	50,767	—		710,200
Selling, general, and administrative expenses	449,974	48,559	17,087	D, G, I, J, K	515,620

Income (loss) from operations	209,459	2,208	(17,087)		194,580
Other expense (income):
Interest expense, net	3,665	6,288	15,639	H	25,592
Other non-operating income	—	(1,388)	—		(1,388)

Income (loss) before income tax provision	205,794	(2,692)	(32,726)		170,376
Income tax provision	50,815	374	(8,018)	L	43,171

Net income (loss) from continuing operations	154,979	(3,066)	(24,708)		127,205
Net loss attributable to the noncontrolling interest	—	(321)	—		(321)

Net income (loss) attributable to MarineMax, Inc.	$154,979	$(2,745)	$(24,708)		$127,526

Basic net income per common share	$7.04				$5.79

Diluted net income per common share	$6.78				$5.58

Weighted average number of common shares used in computing net income per common share:
Basic	22,010,130				22,010,130

Diluted	22,859,498				22,859,498

MARINEMAX, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

1. DESCRIPTION OF THE TRANSACTION:

On August 8, 2022, MarineMax, Inc., a Florida corporation, and its wholly-owned subsidiary, MarineMax East, Inc., a Delaware corporation (collectively, the “Company” or “MarineMax”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the shareholders of Island Global Yachting LLC and subsidiaries (“IGY”) and Island Gardens Deep Harbour, LLC (“IGDH”, and collectively with IGY, “IGY Marinas”) to acquire IGY Marinas for an aggregate cash purchase price of $480 million, subject to customary purchase price adjustments, with an additional potential payment of up to $100 million in cash two years after closing subject to the achievement of certain performance metrics (the “Transaction”). IGY Marinas is a leading nautical hospitality brand that operates and manages an integrated network of luxury marinas. The acquisition expands the Company’s marina footprint and superyacht services offerings and strengthens its position as the global leader in superyacht and luxury marina destinations in the United States of America, the Caribbean, Mexico and Europe. The Transaction was completed on October 3, 2022, effective as of October 1, 2022.

The Company funded the cash purchase price through a combination of cash on hand and debt financing. On August 8, 2022, the Company refinanced its existing credit facility with a new facility (the “Credit Facility”) pursuant to a credit agreement with the lenders party thereto, which matures in August 2027. The Credit Facility includes a delayed draw term loan in the amount of $400 million, net of debt issuance costs, the proceeds of which were used to finance the Transaction. The interest rate for amounts outstanding under the delayed draw term loan ranges from 1.5% to 2.0%, depending on the total net leverage ratio, above a specified SOFR rate. This description of the Credit Facility is qualified in its entirety by reference to the complete terms and conditions of the Credit Facility which is expected to be filed as an exhibit to MarineMax’s Annual Report on Form 10-K for its fiscal year ended September 30, 2022.

2. BASIS OF PRESENTATION:

The accompanying pro forma financial information and related notes (collectively, the “Pro Forma Financial Statements”) were derived from the Company’s and IGY Marinas’ historical financial information as adjusted to give effect to the Transaction and related debt financing as of October 1, 2022. The unaudited Condensed Combined Pro Forma Balance Sheet as of June 30, 2022 (the “Pro Forma Balance Sheet”) gives effect to the Transaction as if it had occurred on that day. The unaudited Condensed Combined Pro Forma Statements of Operations for the nine months ended June 30, 2022 (the “Pro Forma Interim 2022”) and the fiscal year ended September 30, 2021 (the “Pro Forma Annual 2021”, and collectively with the Pro Forma Interim 2022, the “Pro Forma Income Statements”) give effect to the Transaction as if it had occurred on October 1, 2020, the first day of MarineMax’s fiscal year 2021.

The Company’s historical financial information reflects:

•	The unaudited Condensed Consolidated Balance Sheet as of June 30, 2022, as filed in its Form 10-Q for its fiscal quarter ended June 30, 2022 (the “MarineMax Balance Sheet”).

•

The unaudited Condensed Consolidated Statement of Operations for the nine months ended June 30, 2022, as filed in its Form 10-Q for its fiscal quarter ended June 30, 2022 (the “MarineMax Interim FY22”).

•	The audited Consolidated Statement of Operations for the fiscal year ended September 30, 2021, as filed in its Form 10-K for its fiscal year ended September 30, 2021 (the “MarineMax Annual FY21”).

IGY Marinas’ historical financial information reflects a combination of IGY’s historical financial information and IGDH’s historical financial information, adjusted for the elimination of balances and transactions between IGY and IGDH as well as other reclassifications considered necessary for the fair presentation of the combined historical financial information, and consists of:

•

The unaudited Combined Condensed Balance Sheet of IGY Marinas as of June 30, 2022, as filed in Exhibit 99.3 and incorporated by reference in Item 9.01(a) of the accompanying Amendment No. 1 to the Form 8-K/A (the “IGY Marinas Balance Sheet”).

•

The unaudited Combined Statement of Operations for the nine months ended June 30, 2022, reflecting the combination of (1) the unaudited Combined Condensed Statement of Operations of IGY Marinas for the six months ended June 30, 2022, as filed in Exhibit 99.3 and incorporated by reference in Item 9.01(a) of the accompanying Amendment No. 1 to the Form 8-K/A; and (2) the unaudited Combined Condensed Statement of Operations of IGY Marinas for the three months ended December 31, 2021, derived from the respective audited financial information for the year ended December 31, 2021 (collectively, the “IGY Marinas Interim FY22”).

MARINEMAX, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

•

The unaudited Combined Statement of Operations for the twelve months ended December 31, 2021, reflecting the combination of (1) IGY’s audited Consolidated Statement of Operations for the year ended December 31, 2021, as filed in Exhibit 99.1 and incorporated by reference in Item 9.01(a) of the accompanying Amendment No. 1 to the Form 8-K/A; and (2) IGDH’s audited Statement of Operations for the year ended December 31, 2021, as filed in Exhibit 99.2 and incorporated by reference in Item 9.01(a) of the accompanying Amendment No. 1 to the Form 8-K/A (collectively, the “IGY Marinas Annual FY21”).

MarineMax and IGY Marinas had different fiscal years (September 30 and December 31, respectively). The Pro Forma Annual 2021 combines the MarineMax Annual FY21 (for the year ended September 30, 2021) and the IGY Marinas Annual FY21 (for the year ended December 31, 2021).

The Pro Forma Financial Statements reflect the adjustments that give effect to pro forma events that are directly attributable to the Transaction and related debt financing, are factually supportable, and in the case of the Pro Forma Income Statements, are expected to have an impact on our operating results (the “Pro Forma Adjustments”). The estimates and assumptions underlying the Pro Forma Adjustments are based on currently available information that management believes provides a reasonable basis for presenting the significant effects of the transactions described herein.

The Pro Forma Financial Statements have been prepared in a manner consistent with the accounting policies adopted by MarineMax and reflect certain reclassifications to align IGY Marinas’ financial statement presentation. The Pro Forma Financial Statements should be read in conjunction with the Company’s historical Consolidated Financial Statements found in MarineMax’s Form 10-K for the fiscal year ended September 30, 2021, as filed with the Securities and Exchange Commission (“SEC”) on November 19, 2021.

The Pro Forma Financial Statements are presented for illustrative purposes only and do not necessarily reflect the operating results that would have occurred if the Transaction and related financing had been consummated on the date indicated, nor is it necessarily indicative of the results of operations that may be expected for any future period or date. The Pro Forma Financial Statements do not reflect the realization of any expected cost savings or other synergies from the acquisition of IGY Marinas; therefore, future results may vary significantly from the results reflected in the Pro Forma Financial Statements and should not be relied upon as an indicator of future performance.

3. PRELIMINARY PURCHASE PRICE ALLOCATION AND RELATED PRO FORMA ADJUSTMENTS:

The Transaction was accounted for as a business combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). The Company has performed a preliminary analysis of the estimated fair market value of IGY Marinas’ assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the total estimated consideration transferred to such assets and liabilities as of October 1, 2022:

(in thousands)
Estimated consideration:
Cash, comprised of $396.9 million net proceeds from debt and $90.8 million cash-on-hand (A)	$487,710
Contingent consideration (B)	50,000
Noncontrolling interests in consolidated subsidiaries (C)	2,511

Estimated fair value of total consideration transferred	$540,221

Estimated amounts of identifiable assets acquired and liabilities assumed:
Net working capital, net of cash acquired (A)	$(9,966)
Property and equipment (D)	274,185
Operating lease right-of-use assets (E)	43,969
Operating lease liabilities (E)	(30,253)
Other assets (A)	7,450
Other liabilities (A)	(3,164)
Deferred tax liabilities, net (F)	(37,006)

Total identifiable net assets acquired before goodwill and intangible assets	$245,215
Goodwill and intangible assets (G)	295,006

Total	$540,221

This preliminary purchase price allocation has been used to prepare the transaction accounting and other adjustments in the Pro Forma Financial Statements. The final purchase price allocation will be determined when the Company completes the detailed valuations and necessary calculations and is expected to be completed when the Company files its report on Form 10-Q for the period ended December 31,

MARINEMAX, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

2022. The final allocation could differ materially from the preliminary allocation used to compute the Pro Forma Adjustments presented herein, and may include changes in (1) the fair value of contingent consideration; (2) the fair values of property and equipment and related useful lives; (3) the fair value of favorable lease arrangements, impacting the total operating lease right-of-use assets; (4) the fair values of equity method investments, impacting the allocation to other assets; (5) the determination of certain other asset and liability balances; (6) the determination of deferred tax liabilities; (7) the fair values of intangible assets, such as trade names, customer relationships and in-place leases; and (8) the final allocation to goodwill.

The following Pro Forma Adjustments, pertaining to the preliminary purchase price allocation and reflected in the accompanying Pro Forma Financial Statements, are based on our estimates and assumptions that are subject to change:

A.

The Pro Forma Balance Sheet reflects adjustments pertaining to the closing of the Transaction, including (1) the net increase to debt resulting from the receipt of the proceeds in connection with the Credit Facility, net of the extinguishment of all outstanding third-party debt of IGY Marinas; (2) the net decrease to cash to fund the remaining portion of the cash purchase price; (3) the elimination of IGY Marinas historical members’ equity and accumulated other comprehensive income balances; and (4) the differences between the preliminary purchase price allocation, determined as of October 1, 2022, and the related historical account balances in IGY Marinas Balance Sheet as of June 30, 2022.

B.

Additional consideration up to $100 million is payable to the selling shareholders subject to the achievement of certain operating results over a two-year period beginning January 1, 2023 (the “Earnout Payment”). If the base measurement amount is not achieved, then the Earnout Payment will be $0. If the base measurement amount is achieved, then the Earnout Payment will be $50 million, plus the pro rata share of the additional earnout amount upon achieving the incremental measurement amount, if any. Therefore, the undiscounted range of the potential Earnout Payment is between $0 and $100 million.

For purposes of the adjustment reflected in the Pro Forma Balance Sheet, we assumed that the base measurement amount will be achieved and the corresponding base earnout amount of $50 million (undiscounted) will be paid. The fair value of the Earnout Payment will be estimated by a third-party valuation specialist by applying an income valuation approach based on forecasted net operating income results over the two-year period (among other assumptions) subject to a Monte Carlo simulation, and the preliminary estimate will differ from the final amount determined after completing the detailed valuation analysis. Any change in the fair value of the Earnout Payment will directly result in an increase or decrease to goodwill, and the maximum potential difference could be up to $50 million.

C.

The preliminary estimate of the fair value of the noncontrolling interest in consolidated subsidiaries is approximately $2.5 million. The actual fair value will be determined by applying customary assumptions and other adjustments that market participants would consider when estimating the fair value of a noncontrolling interest in a consolidated subsidiary, and the preliminary estimate may differ from the final amount determined after completing the detailed valuation analysis. The adjustment in the Pro Forma Balance Sheet reflects the net decrease of approximately $2.5 million resulting from (1) the removal of the historical noncontrolling interest balance of approximately $5.0 million; and (2) the recognition of the preliminary estimated fair value of the noncontrolling interest of approximately $2.5 million.

D.

The preliminary estimate of the fair value of acquired property and equipment was determined with the assistance of third-party valuation specialists primarily using a combination of the market and cost valuation approaches. The following table summarizes the preliminary estimate of the fair value of the acquired property and equipment and their estimated useful lives and applies a straight-line method of depreciation to compute the incremental pro forma depreciation expense:

			Pro forma depreciation expense
	Preliminary estimated fair value	Weighted average useful life	Annual 2021	Interim 2022
	(in thousands)	(years)	(in thousands)
Land	$37,645	—	$—	$—
Buildings and improvements	228,355	20	11,400	8,600
Other property and equipment	8,185	10	800	600

Total	$274,185		$12,200	$9,200
Less: historical amount	(147,741)		(7,482)	(6,323)

Pro Forma Adjustment	$126,444		$4,718	$2,877

MARINEMAX, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The preliminary estimates of the fair value of property and equipment and related useful lives may differ from final amounts the Company will calculate after completing the remaining detailed valuation analysis, and the difference could have a material effect on the accompanying Pro Forma Financial Statements. A 10% change in the valuation of property and equipment would cause a corresponding increase or decrease in the balance of goodwill of approximately $28 million, and annual depreciation expense of approximately $1.6 million, assuming an overall weighted average useful life of approximately 17 years.

E.

IGY Marinas is party to long-term lease and concession agreements for land and submerged land at various marina sites. As of October 1, 2022, IGY Marinas adopted ASC Topic 842, “Leases” (“ASC 842”), resulting in the recognition of operating lease liabilities, initially measured at the present value of the remaining lease payments, and operating lease right-of-use assets, initially measured at an amount equal to the lease liability and adjusted for prepaid or accrued rent amounts and the preliminary estimate of the fair value of favorable lease agreements. With the assistance of third-party valuation specialists, the Company is reviewing for favorable or unfavorable terms when compared with market terms, and the right-of-use asset balance will be adjusted accordingly. A determination that favorable lease terms represent an additional $20 million would result in an increase in annual rent expense of approximately $0.5 million, assuming an overall weighted average remaining lease term of approximately 40 years.

F.

The Pro Forma Balance Sheet adjustments to historical deferred tax liabilities are approximately $23.8 million, which results in IGY Marinas pro forma net deferred tax liability balance of approximately $37.0 million. As of October 1, 2022, IGY Marinas will be included in the Company’s consolidated tax return, and the Company has preliminary identified certain basis difference that give rise to deferred tax liabilities which are included in the preliminary purchase price allocation. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations, and the final allocation could differ materially from the preliminary allocation used to prepare the Pro Forma Financial Statements.

G.

In connection with the preliminary purchase price allocation, the Company identified certain intangible assets, including trade names, customer relationships, and in-place leases, as well as favorable leases which are reflected within the operating lease right-of-use asset balance. The fair value of the identifiable intangible assets will be estimated with the assistance of third-party valuation specialists primarily using an income valuation approach based on forecasted cash flows over the estimated useful lives (among other assumptions). For purposes of the adjustments reflected in the Pro Forma Financial Statements, the Company relied on our previous acquisition experience as well as publicly available transaction data for the industry and estimated approximately $20 million of the total purchase price will be allocated to definite-lived intangible assets, such as customer relationships and in-place leases, and the remainder will be allocated to indefinite-lived intangibles, such as trade names, and goodwill. The following table summarizes the preliminary allocation between indefinite-lived intangible assets, including goodwill, and definite-lived intangible assets and applies a straight-line method of amortization based on the assumed useful lives to compute the incremental pro forma amortization expense:

			Pro forma amortization expense
	Preliminary estimated fair value	Weighted average useful life	Annual 2021	Interim 2022
	(in thousands)	(years)	(in thousands)
Definite-lived intangible assets	$20,000	5	$4,000	$3,000
Indefinite-lived intangible assets and goodwill	275,006	—	—	—

Total	$295,006		$4,000	$3,000
Less: historical amount	(19,699)		(887)	(968)

Pro Forma Adjustment	$275,307		$3,113	$2,032

The preliminary allocation between intangible assets and goodwill will differ from the amounts determined after completing the detailed valuation analysis, and the difference could have a material effect on the accompanying Pro Forma Financial Statements. A 50% change in the valuation of definite-lived intangibles would cause a corresponding increase or decrease in the allocation of goodwill of approximately $10 million, and annual amortization expense of approximately $2.0 million, assuming an overall weighted average useful life of approximately five years.

MARINEMAX, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Other adjustments reflected in the Pro Forma Financial Statements include:

H.

The Pro Forma Income Statements reflect adjustments pertaining to the elimination of IGY Marinas’ historical interest expense and the recognition of the estimated incremental interest expense from the borrowings under the Credit Facility, including the amortization of debt issuance costs, based on the Company’s current variable rate of 5.3%. A one-eighth percent change in the variable interest rate would cause a corresponding increase or decrease in interest expense of approximately $0.4 million for the nine months ended June 30, 2022 and approximately $0.5 million for the year ended September 30, 2021.

I.

The preexisting terms of IGY’s share-based awards contained a change-in-control provision that automatically accelerated all unvested awards immediately upon consummation of an acquisition and change-in-control. An adjustment to accrue approximately $4.0 million has been reflected in the Pro Forma Financial Statements. These costs will not affect the Company’s statement of operations beyond twelve months after the acquisition date.

J.

Transaction-related costs incurred as of the date of this filing total approximately $7.8 million, of which approximately $0.9 million was incurred prior to June 30, 2022 and reflected in the historical financial information used to prepare the Pro Forma Financial Statements. An adjustment to accrue approximately $6.9 million for the remaining costs incurred as of the date of this filing has been reflected in the Pro Forma Financial Statements. These costs will not affect the Company’s statement of operations beyond twelve months after the acquisition date.

K.	Reflects the removal of management fees paid by IGY Marinas to its private equity sponsor.

L.	Reflects the income tax effect of all Pro Forma Adjustments impacting the Pro Forma Income Statements based on the estimated statutory rate of 24.5%.